Assured Guaranty Ltd.
September 30, 2017
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, June 30, 2017 and September 30, 2017.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss)	$208	$479	$678	$684
Operating income (non-GAAP)(1)	156	497	570	756
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $(1), $(6), $5 and $(2)) included in operating income	(1)	(11)	9	(4)

Net income (loss) per diluted share	$1.72	$3.60	$5.48	$5.06
Operating income per diluted share (non-GAAP) (1)	1.29	3.74	4.62	5.61
Gain (loss) related to FG VIE consolidation included in operating income per diluted share	(0.01)	(0.09)	0.08	(0.03)

Weighted average shares outstanding
Basic shares outstanding	118.7	131.9	121.8	134.0
Diluted shares outstanding (1)	120.7	132.8	123.5	134.9

Effective tax rate on net income	33.6%	0.3%	18.8%	8.3%
Effective tax rate on operating income (non-GAAP) (3)	34.2%	2.7%	15.7%	11.6%
Effect of FG VIE consolidation included in effective tax rate on operating income	0.0%	(1.1)%	0.5%	(0.2)%

Return on equity (ROE) calculations (4):
GAAP ROE	12.2%	29.7%	13.5%	14.4%
Operating ROE (non-GAAP) (1)	9.5%	32.0%	11.7%	16.3%
Effect of FG VIE consolidation on operating ROE	(0.1)%	(0.6)%	0.2%	(0.1)%

New business:
Gross written premiums (GWP)	$45	$16	$235	$71
Present value of new business production (PVP) (1)	43	50	212	129
Gross par written	3,417	4,687	13,248	12,211

			As of
			September 30, 2017	December 31, 2016
Shareholders' equity			$6,878	$6,504
Non-GAAP operating shareholders' equity (1)			6,590	6,386
Non-GAAP adjusted book value (1)			8,820	8,506
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			3	(7)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(13)	(24)

Shares outstanding at the end of period			117.9	128.0

Shareholders' equity per share			$58.32	$50.82
Non-GAAP operating shareholders' equity per share (1)			55.87	49.89
Non-GAAP adjusted book value per share (1)			74.78	66.46
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			0.01	(0.06)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.11)	(0.18)

Net debt service outstanding			$416,724	$437,535
Net par outstanding			275,767	296,318
Claims-paying resources (5)			12,232	11,701

1)
Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year's quarterly and year-to-date non-GAAP financial measures (operating income and operating ROE) have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$87	$126	$204	$332
Net change in fair value of credit derivatives, pre-tax	8	14	24	92

Net income effect	68	97	161	335
Net income per diluted share	0.56	0.73	1.30	2.49

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	87	130	205	356
Operating income(1) effect (non-GAAP)	61	90	144	289
Operating income per diluted share (1) (non-GAAP)	0.51	0.68	1.16	2.14

Gain (loss) related to FG VIE consolidation included in the effect of refundings and terminations above for the following measures:
Net earned premiums, pre-tax	—	—	—	1
Net income and operating income, after-tax	—	—	—	1
Net income and operating income, after-tax, per diluted share	—	—	—	0.00

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2017	2016
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,546	$10,233
Short-term investments, at fair value	949	590
Other invested assets	96	162
Total investment portfolio	11,591	10,985

Cash	72	118
Premiums receivable, net of commissions payable	922	576
Ceded unearned premium reserve	108	206
Deferred acquisition costs	105	106
Reinsurance recoverable on unpaid losses	39	80
Salvage and subrogation recoverable	497	365
Credit derivative assets	3	13
Deferred tax asset, net	135	497
Current income tax receivable	72	12
Financial guaranty variable interest entities (FG VIE) assets, at fair value	707	876
Other assets	398	317
Total assets	$14,649	$14,151

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,597	$3,511
Loss and loss adjustment expense reserve	1,326	1,127
Reinsurance balances payable, net	45	64
Long-term debt	1,292	1,306
Credit derivative liabilities	305	402
FG VIE liabilities with recourse, at fair value	657	807
FG VIE liabilities without recourse, at fair value	111	151
Other liabilities	438	279
Total liabilities	7,771	7,647

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	637	1,060
Retained earnings	5,913	5,289
Accumulated other comprehensive income	326	149
Deferred equity compensation	1	5
Total shareholders' equity	6,878	6,504
Total liabilities and shareholders' equity	$14,649	$14,151

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Net earned premiums	$186	$231	$512	$628
Net investment income	99	94	322	291
Net realized investment gains (losses)	7	(2)	54	(5)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(1)	15	19	47
Net unrealized gains (losses)	59	6	87	(23)
Net change in fair value of credit derivatives	58	21	106	24
Fair value gains (losses) on committed capital securities (CCS)	(4)	(23)	(4)	(50)
Fair value gains (losses) on FG VIEs	3	(11)	25	11
Bargain purchase gain and settlement of pre-existing relationships	—	259	58	259
Other income (loss)	274	(3)	385	49
Total revenues	623	566	1,458	1,207
Expenses:
Loss and loss adjustment expenses (LAE)	223	(9)	354	183
Amortization of deferred acquisition costs	5	4	13	13
Interest expense	24	26	73	77
Other operating expenses	58	65	183	188
Total expenses	310	86	623	461
Income (loss) before income taxes	313	480	835	746
Provision (benefit) for income taxes	105	1	157	62
Net income (loss)	$208	$479	$678	$684

Earnings per share:
Basic	$1.75	$3.63	$5.56	$5.10
Diluted	$1.72	$3.60	$5.48	$5.06

Assured Guaranty Ltd.
Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Operating Income Adjustments for the Three Months Ended September 30, 2017 and September 30, 2016

	Three Months Ended		Three Months Ended
	September 30, 2017		September 30, 2016
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(4)	$—	$(4)
Net investment income	—	(2)	1	(2)
Net realized investment gains (losses)	7	—	(2)	—
Net change in fair value of credit derivatives	54	—	3	—
Fair value gains (losses) on CCS	(4)	—	(23)	—
Fair value gains (losses) on FG VIEs	—	3	—	(11)
Other income (loss)	18	0	(2)	0
Total revenue adjustments	75	(3)	(23)	(17)
Adjustments to expenses:
Loss expense	(1)	(1)	8	0
Total expense adjustments	(1)	(1)	8	0
Pre-tax adjustments	76	(2)	(31)	(17)
Tax effect of adjustments	24	(1)	(13)	(6)
After-tax adjustments	$52	$(1)	$(18)	$(11)

Operating Income Adjustments for the Nine Months Ended September 30, 2017 and September 30, 2016

	Nine Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2016
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(12)	$—	$(12)
Net investment income	—	(4)	9	(9)
Net realized investment gains (losses)	54	—	(5)	—
Net change in fair value of credit derivatives	85	—	(15)	—
Fair value gains (losses) on CCS	(4)	—	(50)	—
Fair value gains (losses) on FG VIEs	—	25	—	11
Other income (loss)	49	0	(22)	0
Total revenue adjustments	184	9	(83)	(10)
Adjustments to expenses:
Loss expense	25	(5)	25	(4)
Other operating expenses	—	—	1	—
Total expense adjustments	25	(5)	26	(4)
Pre-tax adjustments	159	14	(109)	(6)
Tax effect of adjustments	51	5	(37)	(2)
After-tax adjustments	$108	$9	$(72)	$(4)

1)
The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Operating Income (non-GAAP) Reconciliation	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income (loss)	$208	$479	$678	$684
Less pre-tax adjustments:
Realized gains (losses) on investments	7	(2)	54	(6)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	55	(4)	60	(32)
Fair value gains (losses) on CCS	(4)	(23)	(4)	(50)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	18	(2)	49	(21)
Total pre-tax adjustments	76	(31)	159	(109)
Less tax effect on pre-tax adjustments	(24)	13	(51)	37
Operating income (non-GAAP)	$156	$497	$570	$756

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $(1), $(6), $5 and $(2)) included in operating income	$(1)	$(11)	$9	$(4)

Per diluted share:
Net income (loss)	$1.72	$3.60	$5.48	$5.06
Less pre-tax adjustments:
Realized gains (losses) on investments	0.06	(0.01)	0.43	(0.05)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.46	(0.03)	0.49	(0.24)
Fair value gains (losses) on CCS	(0.03)	(0.18)	(0.03)	(0.38)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.14	(0.02)	0.39	(0.16)
Total pre-tax adjustments	0.63	(0.24)	1.28	(0.83)
Less tax effect on pre-tax adjustments	(0.20)	0.10	(0.42)	0.28
Operating income (non-GAAP)	$1.29	$3.74	$4.62	$5.61

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$(0.01)	$(0.09)	$0.08	$(0.03)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2017	2017	2016	2016	2016	2015
Shareholders' equity	$6,878	$6,750	$6,504	$6,640	$6,250	$6,063
Non-GAAP operating shareholders' equity	6,590	6,502	6,386	6,432	5,998	5,925
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	3	3	(7)	(24)	(13)	(21)

			Three Months Ended		Nine Months Ended
			September 30,		September 30,
			2017	2016	2017	2016
Net income (loss)			$208	$479	$678	$684
Operating income (non-GAAP)			156	497	570	756
Gain (loss) related to FG VIE consolidation included in operating income			(1)	(11)	9	(4)

Average shareholders' equity			$6,814	$6,445	$6,691	$6,352
Average non-GAAP operating shareholders' equity			6,546	6,215	6,488	6,179
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity			3	(19)	(2)	(23)

GAAP ROE (1)			12.2%	29.7%	13.5%	14.4%
Operating ROE (non-GAAP) (1)			9.5%	32.0%	11.7%	16.3%
Effect of FG VIE consolidation included in operating ROE			(0.1)%	(0.6)%	0.2%	(0.1)%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	September 30,	June 30,	December 31,	September 30,	June 30,	December 31,
	2017	2017	2016	2016	2016	2015
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,878	$6,750	$6,504	$6,640	$6,250	$6,063
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(129)	(185)	(189)	(284)	(265)	(241)
Fair value gains (losses) on CCS	58	62	62	12	35	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	506	504	316	571	600	373
Less taxes	(147)	(133)	(71)	(91)	(118)	(56)
Non-GAAP operating shareholders' equity	6,590	6,502	6,386	6,432	5,998	5,925
Pre-tax reconciling items:
Less: Deferred acquisition costs	106	106	106	108	110	114
Plus: Net present value of estimated net future revenue	144	148	136	155	93	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,091	3,173	2,922	3,038	3,047	3,384
Plus taxes	(899)	(924)	(832)	(868)	(843)	(968)
Non-GAAP adjusted book value	$8,820	$8,793	$8,506	$8,649	$8,185	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $(1), $4, $13, $7 and $11)	3	3	(7)	(24)	(13)	(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $7, $8, $12, $21, $16 and $22)	(13)	(13)	(24)	(40)	(30)	(43)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. Certain prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of September 30, 2017
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,322	$1,866	$238	$1,061	$(395)	$5,092
Contingency reserve	1,371	802	281	—	(281)	2,173
Qualified statutory capital	3,693	2,668	519	1,061	(676)	7,265
Unearned premium reserve(1)	1,681	396	270	666	(270)	2,743
Loss and LAE reserves (1)	542	185	0	271	0	998
Total policyholders' surplus and reserves	5,916	3,249	789	1,998	(946)	11,006
Present value of installment premium	180	131	1	155	(1)	466
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	360	360	360	—	(720)	360
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,656	3,940	1,150	2,153	(1,667)	12,232
Adjustment for MAC (4)	480	310	—	—	(790)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$6,176	$3,630	$1,150	$2,153	$(877)	$12,232

Statutory net par outstanding (5)	$122,505	$26,541	$33,101	$67,977	$(656)	$249,468
Equity method adjustment (4)	20,092	13,009	—	—	(33,101)	—
Adjusted statutory net par outstanding (1)	$142,597	$39,550	$33,101	$67,977	$(33,757)	$249,468

Net debt service outstanding (5)	$194,711	$40,098	$48,671	$106,009	$(1,018)	$388,471
Equity method adjustment (4)	29,543	19,128	—	—	(48,671)	—
Adjusted net debt service outstanding (1)	$224,254	$59,226	$48,671	$106,009	$(49,689)	$388,471
Ratios:
Adjusted net par outstanding to qualified statutory capital	39:1	15:1	64:1	64:1		34:1
Capital ratio (6)	61:1	22:1	94:1	100:1		53:1
Financial resources ratio (7)	34:1	15:1	42:1	49:1		32:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. In addition, the numbers shown for AGM have been adjusted to include 100% share of its respective European insurance subsidiaries. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents an aggregate $360 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2016. The facility terminates on January 1, 2018, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages, and (iii) eliminations related to the sale of European Subsidiaries from AGC to AGM. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended September 30, 2017 and September 30, 2016

	Three Months Ended					Three Months Ended
	September 30, 2017					September 30, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$37	$8	$1	$(1)	$45	$24	$(9)	$1	$0	$16
Less: Installment GWP and other GAAP adjustments(1)	2	8	1	(1)	10	(1)	(9)	1	0	(9)
Upfront GWP	35	—	—	—	35	25	—	—	—	25
Plus: Installment premium PVP	4	4	0	—	8	0	2	23	—	25
Total PVP	$39	$4	$0	$—	$43	$25	$2	$23	$—	$50

Gross par written	$3,328	$89	$—	$—	$3,417	$3,459	$164	$1,064	$—	$4,687

Reconciliation of GWP to PVP for the Nine Months Ended September 30, 2017 and September 30, 2016

	Nine Months Ended					Nine Months Ended
	September 30, 2017					September 30, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$132	$92	$3	$8	$235	$72	$6	$(5)	$(2)	$71
Less: Installment GWP and other GAAP adjustments(1)	(1)	90	3	(2)	90	(17)	6	(5)	(2)	(18)
Upfront GWP	133	2	—	10	145	89	—	0	—	89
Plus: Installment premium PVP	4	56	5	2	67	0	16	24	—	40
Total PVP	$137	$58	$5	$12	$212	$89	$16	$24	$—	$129

Gross par written	$11,590	$1,260	$243	$155	$13,248	$10,574	$570	$1,067	$—	$12,211

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2017
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,819	A-	$5,373	A-
Tax backed	863	A	2,747	A
Municipal utilities	257	BBB+	1,210	BBB+
Transportation	253	A-	1,228	BBB+
Higher education	117	A-	555	A-
Healthcare	19	BBB	122	BBB
Infrastructure finance	—	—	345	A
Other public finance	—	—	10	A
Total U.S. public finance	3,328	A-	11,590	A-
Non-U.S. public finance:
Infrastructure finance	—	—	870	BBB+
Regulated utilities	89	BBB	390	BBB
Total non-U.S. public finance	89	BBB	1,260	BBB
Total public finance	$3,417	A-	$12,850	A-

U.S. structured finance:
Insurance securitizations	$—	—	$243	AA
Total U.S. structured finance	—	—	243	AA
Non-U.S. structured finance:
Commercial receivables	—	—	155	BBB+
Total non-U.S. structured finance	—	—	155	BBB+
Total structured finance	$—	—	$398	A+

Total gross par written	$3,417	A-	$13,248	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17	3Q-17	2016	2017
PVP:
Public finance - U.S.	$31	$33	$25	$72	$52	$46	$39	$89	$137
Public finance - non-U.S.	7	7	2	9	40	14	4	16	58
Structured finance - U.S.	0	1	23	3	5	0	0	24	5
Structured finance - non-U.S.	—	—	—	1	2	10	—	—	12
Total PVP	$38	$41	$50	$85	$99	$70	$43	$129	$212

Reconciliation of GWP to PVP:
Total GWP	$19	$36	$16	$83	$111	$79	$45	$71	$235
Less: Installment GWP and other GAAP adjustments	(12)	3	(9)	8	55	25	10	(18)	90
Upfront GWP	31	33	25	75	56	54	35	89	145
Plus: Installment premium PVP	7	8	25	10	43	16	8	40	67
Total PVP	$38	$41	$50	$85	$99	$70	$43	$129	$212

Gross par written:
Public finance - U.S.	$2,749	$4,366	$3,459	$5,465	$3,430	$4,832	$3,328	$10,574	$11,590
Public finance - non-U.S.	—	406	164	107	990	181	89	570	1,260
Structured finance - U.S.	—	3	1,064	47	243	—	—	1,067	243
Structured finance - non-U.S.	—	—	—	24	28	127	—	—	155
Total	$2,749	$4,775	$4,687	$5,643	$4,691	$5,140	$3,417	$12,211	$13,248

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2017
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$5,178	3.64%	3.35%	$5,415	$189
Insured obligations of state and political subdivisions (2)(4)	267	4.94	4.56	290	13
U.S. Treasury securities and obligations of U.S. government agencies	179	1.99	1.37	185	3
Agency obligations	77	4.86	4.08	85	4
Corporate securities (4)	1,932	2.99	2.38	1,976	58
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	866	4.64	3.53	881	40
Commercial MBS (CMBS)	551	3.23	2.53	562	18
Asset-backed securities (4)	682	8.70	5.72	852	59
Foreign government securities	313	1.58	1.03	300	5
Total fixed maturity securities	10,045	3.87	3.22	10,546	389
Short-term investments	948	0.64	0.45	949	6
Cash (5)	72	—	—	72	—
Total	$11,065	3.59%	2.98%	$11,567	$395

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$185	1.8%
Agency obligations	85	0.8
AAA/Aaa	1,514	14.4
AA/Aa	5,210	49.4
A/A	2,070	19.6
BBB	317	3.0
Below investment grade (BIG) (7)	1,110	10.5
Not rated	55	0.5
Total fixed maturity securities, available-for-sale	$10,546	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.4

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $116 million insured by AGC and AGM.

3)	Includes fair value of $230 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,662 million in par with carrying value of $1,106 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2017 (as of September 30)		$416,724
2017 Q4	$10,227	406,497	$92	$5	$(3)	$3
2018	39,101	367,396	348	19	(11)	10
2019	30,000	337,396	300	18	(9)	9
2020	22,514	314,882	271	16	(8)	8
2021	22,514	292,368	249	15	(6)	9

2017-2021	124,356	292,368	1,260	73	(37)	39
2022-2026	98,007	194,361	963	57	(19)	33
2027-2031	75,443	118,918	620	34	(12)	26
2032-2036	56,195	62,723	373	18	(11)	22
After 2036	62,723	—	317	15	(3)	27
Total	$416,724		$3,533	$197	$(82)	$147

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2017. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations,terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2017 (as of September 30)						$14,824
2017 Q4	$613	$215	$(9)	$142	$961	13,863
2018	174	821	(18)	597	1,574	12,289
2019	184	780	7	593	1,564	10,725
2020	54	617	(2)	399	1,068	9,657
2021	70	565	1	579	1,215	8,442

2017-2021	1,095	2,998	(21)	2,310	6,382	8,442
2022-2026	273	1,328	272	1,885	3,758	4,684
2027-2031	259	345	859	831	2,294	2,390
2032-2036	586	122	229	790	1,727	663
After 2036	200	271	93	99	663	—
Total structured finance	$2,413	$5,064	$1,432	$5,915	$14,824

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2017 (as of September 30)		$260,943
2017 Q4	$5,955	254,988
2018	25,695	229,293
2019	17,784	211,509
2020	11,460	200,049
2021	11,887	188,162

2017-2021	72,781	188,162
2022-2026	55,113	133,049
2027-2031	46,714	86,335
2032-2036	38,774	47,561
After 2036	47,561	—
Total public finance	$260,943

Net par outstanding (end of period)

	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17	3Q-17
Public finance - U.S.	$282,055	$272,114	$258,650	$244,798	$238,050	$232,418	$218,216
Public finance - non-U.S.	29,385	28,128	28,239	26,381	39,343	40,533	42,727
Structured finance - U.S.	30,452	25,562	24,387	22,057	18,446	15,655	13,142
Structured finance - non-U.S.	5,123	4,060	4,049	3,082	2,404	2,014	1,682
Net par outstanding	$347,015	$329,864	$315,325	$296,318	$298,243	$290,620	$275,767

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of September 30, 2017
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2017 Q4	$9
2018	40
2019	37
2020	38
2021	34

2017-2021	158
2022-2026	143
2027-2031	86
2032-2036	46
After 2036	16
Total expected PV of net expected loss to be expensed(2)	449
Future accretion	205
Total expected future loss and LAE	$654

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.94% for U.S. dollar denominated obligations.

2)	Excludes $55 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2017		December 31, 2016
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$93,904	A-	$107,717	A
Tax backed	45,795	A-	49,931	A-
Municipal utilities	33,883	A-	37,603	A
Transportation	17,876	A-	19,403	A-
Healthcare	9,856	A	11,238	A
Higher education	8,911	A	10,085	A
Infrastructure finance	4,185	BBB+	3,769	BBB+
Housing	1,221	A-	1,559	A-
Investor-owned utilities	587	BBB+	697	BBB+
Other public finance	1,998	A	2,796	A
Total U.S. public finance	218,216	A-	244,798	A
Non-U.S. public finance:
Infrastructure finance	18,803	BBB	10,731	BBB
Regulated utilities	15,847	BBB+	9,263	BBB+
Pooled infrastructure	1,553	AAA	1,513	AAA
Other public finance	6,524	A	4,874	A
Total non-U.S. public finance	42,727	BBB+	26,381	BBB+
Total public finance	$260,943	A-	$271,179	A-

U.S. structured finance:
RMBS	$5,064	BBB-	$5,637	BBB-
Insurance securitizations	2,308	AA-	2,308	A+
Pooled corporate obligations	2,042	AA-	10,050	AAA
Consumer receivables	1,630	A-	1,652	BBB+
Financial products	1,432	AA-	1,540	AA-
Commercial receivables	162	BBB	230	BBB-
Other structured finance	504	A+	640	AA-
Total U.S. structured finance	13,142	A-	22,057	A+

Non-U.S. structured finance:
RMBS	639	A-	604	A-
Pooled corporate obligations	371	AA-	1,535	AA
Commercial receivables	309	A	356	BBB+
Other structured finance	363	A	587	AA
Total non-U.S. structured finance	1,682	A	3,082	AA-
Total structured finance	$14,824	A-	$25,139	AA-

Total	$275,767	A-	$296,318	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2017
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$915	0.4%	$2,523	5.9%	$2,333	17.8%	$419	25.0%	$6,190	2.2%
AA	33,614	15.4	301	0.7	4,853	36.9	76	4.5	38,844	14.1
A	124,332	57.0	13,657	32.0	1,778	13.5	268	15.9	140,035	50.8
BBB	52,021	23.8	23,965	56.1	724	5.5	762	45.3	77,472	28.1
BIG	7,334	3.4	2,281	5.3	3,454	26.3	157	9.3	13,226	4.8
Net Par Outstanding (1)	$218,216	100.0%	$42,727	100.0%	$13,142	100.0%	$1,682	100.0%	$275,767	100.0%

1)	As of September 30, 2017, excludes $2.0 billion of net par as a result of loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2017
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$37,249	13.5%
Texas	18,900	6.9
Pennsylvania	18,381	6.7
Illinois	17,804	6.5
New York	16,875	6.1
New Jersey	12,355	4.5
Florida	11,701	4.2
Michigan	6,685	2.4
Georgia	4,995	1.8
Puerto Rico	4,966	1.8
Other	68,305	24.7
Total public finance	218,216	79.1
U.S. structured finance:	13,142	4.8
Total U.S.	231,358	83.9

Non-U.S.:
United Kingdom	29,074	10.5
France	3,148	1.1
Australia	3,109	1.1
Canada	2,756	1.0
Italy	1,500	0.5
Other	4,822	1.9
Total non-U.S.	44,409	16.1

Total net par outstanding	$275,767	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2017
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries (1)

	Hungary	Italy	Portugal	Spain	Turkey (4)	Total

Sub-sovereign exposure (2)	$214	$1,034	$75	$456	$—	$1,779
Non-sovereign exposure (3)	125	449	—	—	200	774
Total	$339	$1,483	$75	$456	$200	$2,553
Total BIG	$262	$—	$75	$456	$—	$793

1)	While exposures are shown in U.S. dollars, the obligations are in various currencies, primarily euros.

2)
Sub-sovereign exposure in Selected European Countries includes transactions backed by receivables from, or supported by, sub-sovereigns, which are governmental or government-backed entities other than the ultimate governing body of the country.

3)	Non-sovereign exposure in Selected European Countries includes debt of regulated utilities, RMBS and diversified payment rights (DPR) securitizations.

4)
The $200 million net insured par exposure in Turkey is to DPR securitizations sponsored by a major Turkish bank. These DPR securitizations were established outside of Turkey and involve payment orders in U.S. dollars, pounds sterling and euros from persons outside of Turkey to beneficiaries in Turkey who are customers of the sponsoring bank. The sponsoring bank's correspondent banks have agreed to remit all such payments to a trustee-controlled account outside Turkey, where debt service payments for the DPR securitization are given priority over payments to the sponsoring bank.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of September 30, 2017
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,186	$4,966	$8,516	$8,197

Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (4) (5)	$670	$343	$407	$(1)	$1,419	$1,469
Puerto Rico Public Buildings Authority (PBA) (4)	9	141	0	(9)	141	146
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4) (5)	252	511	204	(85)	882	913
PRHTA (Highways revenue) (4) (5)	358	93	44	—	495	556
Puerto Rico Convention Center District Authority (PRCCDA) (4)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)(4)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA)(4) (5)	547	73	233	—	853	870
Puerto Rico Aqueduct and Sewer Authority (PRASA)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA)	221	54	85	—	360	416
Puerto Rico Sales Tax Financing Corporation (COFINA) (4) (5)	263	—	9	—	272	272
University of Puerto Rico	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,320	$1,669	$1,072	$(95)	$4,966	$5,186

1)
The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated BIG. The September 30, 2017 amounts include $389 million (which comprises $36 million of General Obligation Bonds, $134 million of PREPA, $144 million of PRHTA (Highways revenue), and $75 million of MFA) related to 2017 commutations of previously ceded business. Please refer to Note 13, Reinsurance and Other Monoline Exposures, for more information.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $25 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

4)	As of the date of this filing, the Company has paid claims on these credits.

5)
As of the date of this filing, the seven-member federal financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of September 30, 2017
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico(1)

	2017 (4Q)	2018 (1Q)	2018 (2Q)	2018 (3Q)	2018 (4Q)	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$0	$0	$78	$0	$87	$141	$15	$37	$14	$73	$68	$34	$278	$489	$105	$—	$1,419
PBA	—	—	—	—	—	3	5	13	0	6	0	7	11	42	54	—	—	141
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	0	0	38	—	32	25	18	28	34	4	29	24	156	295	194	5	882
PRHTA (Highway revenue)	—	—	—	20	—	21	22	35	6	32	33	34	1	73	218	—	—	495
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	—	—	19	133	—	—	152
PRIFA	—	—	—	2	—	—	—	—	—	2	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	—	—	—	5	—	26	48	28	28	95	93	68	106	330	26	0	—	853
PRASA	—	—	—	—	—	—	—	—	—	—	2	25	26	57	—	2	261	373
MFA	—	—	—	57	—	55	45	40	40	22	17	17	34	33	—	—	—	360
COFINA	0	0	0	0	0	(1)	(1)	(2)	(2)	1	0	(2)	(2)	(7)	34	102	152	272
University of Puerto Rico	—	—	—	0	—	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$0	$0	$0	$200	$0	$223	$285	$147	$137	$206	$222	$246	$234	$981	$1,250	$417	$418	$4,966

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $25 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of September 30, 2017
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2017 (4Q)	2018 (1Q)	2018 (2Q)	2018 (3Q)	2018 (4Q)	2019	2020	2021	2022	2023	2024	2025	2026	2027 - 2031	2032 - 2036	2037 - 2041	2042 - 2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$37	$0	$114	$0	$156	$206	$74	$94	$71	$128	$119	$82	$475	$595	$111	$—	$2,262
PBA	—	4	—	4	—	10	12	20	6	13	6	12	17	58	62	—	—	224
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	23	0	61	—	76	67	59	68	72	41	66	59	308	403	229	5	1,537
PRHTA (Highways revenue)	—	13	—	33	—	47	46	58	27	52	51	51	17	147	253	—	—	795
PRCCDA	—	3	—	3	—	7	7	7	7	7	7	7	7	50	152	—	—	264
PRIFA	—	0	—	2	—	1	1	1	1	2	1	1	1	4	4	16	—	35
Other Public Corporations
PREPA	3	18	3	22	3	65	87	63	62	128	121	91	126	380	29	0	—	1,201
PRASA	—	10	—	10	—	19	19	19	19	19	21	44	44	129	68	70	327	818
MFA	—	9	—	67	—	70	58	50	48	28	23	21	37	36	—	—	—	447
COFINA	0	6	0	6	0	13	13	13	13	16	15	13	13	68	102	162	160	613
University of Puerto Rico	—	0	—	0	—	0	0	0	0	0	0	0	0	0	1	—	—	1
Total	$3	$123	$3	$322	$3	$464	$516	$364	$345	$408	$414	$425	$403	$1,655	$1,669	$588	$492	$8,197

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $25 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $19 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2017
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$834	35.7%	27.0%	31.5%
AA	736	31.5	46.5	56.1
A	359	15.4	43.5	57.0
BBB	111	4.8	39.7	36.6
BIG	295	12.6	33.2	26.5
Total exposures	$2,335	100.0%	37.1%	42.8%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Synthetic investment grade pooled corporates	$547	23.4%	30.0%	29.0%	AAA
Collateralized bond obligations/collateralized loan obligations	199	8.5	23.9	39.8	AAA
Trust preferred
Banks and insurance	1,194	51.1	44.4	52.2	A+
U.S. mortgage and real estate investment trusts	261	11.2	47.3	52.4	BBB
Other pooled corporates	134	5.8	0.0	0.0	A
Total exposures	$2,335	100.0%	37.1%	42.8%	AA-

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of September 30, 2017
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$5	$153	$26	$1,325	$0	$1,509
AA	17	217	32	246	—	512
A	10	—	0	82	0	92
BBB	11	0	—	69	1	81
BIG	115	511	63	1,080	1,100	2,869
Total exposures	$157	$881	$121	$2,803	$1,101	$5,064

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$21	$39	$13	$847	$56	$975
2005	78	312	27	158	229	804
2006	59	60	21	610	318	1,069
2007	—	471	59	1,116	498	2,144
2008	—	—	—	71	—	71
Total exposures	$157	$881	$121	$2,803	$1,101	$5,064

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	September 30, 2017	December 31, 2016
U.S. public finance:
General obligation	$3,245	$3,186
Tax backed	2,448	2,249
Municipal utilities	1,326	1,152
Transportation	93	164
Higher Education	92	87
Healthcare	91	134
Housing	18	19
Infrastructure finance	2	368
Other public finance	19	21
Total U.S. public finance	7,334	7,380
Non-U.S. public finance:
Infrastructure finance	1,874	1,037
Other public finance	407	305
Total non-U.S. public finance	2,281	1,342
Total public finance	$9,615	$8,722

U.S. structured finance:
RMBS	$2,869	$3,151
Pooled corporate obligations	240	430
Consumer receivables	190	233
Insurance securitizations	85	126
Commercial receivables	62	103
Other structured finance	8	16
Total U.S. structured finance	3,454	4,059
Non-U.S. structured finance:
Pooled corporate obligations	93	185
RMBS	48	61
Commercial receivables	16	47
Total non-U.S. structured finance	157	293
Total structured finance	$3,611	$4,352
Total BIG net par outstanding	$13,226	$13,074

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	September 30, 2017	December 31, 2016
Category 1
U.S. public finance	$2,563	$2,403
Non-U.S. public finance	2,007	1,288
U.S. structured finance	486	594
Non-U.S. structured finance	116	210
Total Category 1	5,172	4,495
Category 2
U.S. public finance	662	3,122
Non-U.S. public finance	274	54
U.S. structured finance	470	800
Non-U.S. structured finance	41	83
Total Category 2	1,447	4,059
Category 3
U.S. public finance	4,109	1,855
Non-U.S. public finance	—	—
U.S. structured finance	2,498	2,665
Non-U.S. structured finance	—	—
Total Category 3	6,607	4,520
BIG Total	$13,226	$13,074

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of September 30, 2017
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,578	CCC-
Puerto Rico Highways & Transportation Authority	1,377	CC-
Puerto Rico Electric Power Authority	853	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	360	CCC-
Oyster Bay, New York	349	BB+
Hartford, Connecticut	345	B
Puerto Rico Sales Tax Financing Corporation	272	CCC+
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	CC-
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	99	BB
Detroit-Wayne County Stadium Authority, Michigan	87	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	69	BB
Atlantic City, New Jersey	61	BB
Virgin Islands Water and Power Authority	55	BB
Southlands Metropolitan District No. 1, Colorado	51	BB-
Total U.S. public finance	$6,470

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$567	BB
Coventry & Rugby Hospital Company	566	BB+
Valencia Fair	331	BB-
Road Management Services PLC (A13 Highway)	218	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	214	BB+
Autovia de la Mancha, S.A.	119	BB
CountyRoute (A130) plc	91	BB-
Breeze Finance S.A.	56	B-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	54	B+
Total non-U.S. public finance	$2,216
Total	$8,686

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of September 30, 2017
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$223	CCC	15.4%
Countrywide HELOC 2006-I	170	B	2.1%
Soundview 2007-WMC1	164	CCC	41.9%
Nomura Asset Accept. Corp. 2007-1	146	CCC	24.1%
MABS 2007-NCW	134	CCC	28.8%
New Century 2005-A	106	CCC	17.3%
Countrywide Home Equity Loan Trust 2007-D	101	CCC	2.4%
Countrywide HELOC 2007-A	92	CCC	3.0%
Countrywide HELOC 2007-B	91	B	3.1%
Countrywide HELOC 2006-F	90	CCC	3.8%
Countrywide Home Equity Loan Trust 2005-J	87	CCC	3.5%
Countrywide HELOC 2005-D	85	CCC	3.3%
IndyMac 2007-H1 HELOC	72	CCC	3.1%
Soundview (Delta) 2008-1	71	CCC	19.9%
Ace 2007-D1	64	CCC	25.3%
Doral 2006-1	59	CCC	24.3%
Ace Home Equity Loan Trust 2007-SL1	54	CCC	—%
Subtotal RMBS	$1,809

Non-RMBS:
Taberna Preferred Funding II, Ltd.	$109	BB	N/A
Ballantyne Re Plc	85	CC	N/A
Alesco Preferred Funding XVI, Ltd.	70	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
US Capital Funding IV, LTD	60	B	N/A
Subtotal non-RMBS	$392
Total U.S. structured finance	$2,201

Non-U.S. structured finance:
Gleneagles Funding Ltd.	56	BB	N/A
Total non-U.S. structured finance	$56
Total	$2,257

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2017
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,821	BBB
Illinois (State of)	2,059	BBB+
Chicago (City of) Illinois	1,667	BBB+
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,578	CCC-
Pennsylvania (Commonwealth of)	1,510	A-
California (State of)	1,486	A
Puerto Rico Highways & Transportation Authority	1,377	CC-
New York (City of) New York	1,304	AA-
North Texas Tollway Authority	1,280	A
Massachusetts (Commonwealth of)	1,269	AA-
Chicago Public Schools, Illinois	1,261	BBB-
Philadelphia (City of) Pennsylvania	1,196	BBB+
Wisconsin (State of)	1,186	A+
Miami-Dade County Aviation, Florida	1,028	A
Great Lakes Water Authority (Sewerage), Michigan	1,011	BBB+
Georgia Board of Regents	1,008	A
New York Metropolitan Transportation Authority	958	A
New York (State of)	957	A+
Arizona (State of)	951	A+
Massachusetts (Commonwealth of) Water Resources	938	AA
Port Authority of New York & New Jersey	917	BBB
Long Island Power Authority	883	BBB+
Puerto Rico Electric Power Authority	853	CC
Philadelphia School District, Pennsylvania	824	A-
Pennsylvania Turnpike Commission	760	A-
Suffolk County, New York	749	BBB
Miami-Dade County, Florida Water & Sewer	737	A+
Regional Transportation Authority, Illinois	725	AA-
Metropolitan Pier & Exposition Authority, Illinois	714	BBB
Kentucky (Commonwealth of)	679	A
Nassau County, New York	668	A-
Jefferson County Alabama Sewer	658	BBB-
Garden State Preservation Trust (Open Space & Farmland), New Jersey	625	A-
San Diego Unified School District, California	623	AA
Miami-Dade County, Florida	606	A+
Sacramento County, California	602	A-
Oglethorpe Power Corporation, Georgia	600	BBB
Metro Washington Airports Authority (Dulles Toll Road)	595	BBB+
Houston Water and Sewer Authority, Texas	574	AA-
New Jersey Turnpike Authority, New Jersey	566	A-
Atlanta, Georgia Water & Sewer System	564	A-
San Francisco (City & County) Airports Commission	527	A
Las Vegas-McCarran International Airport, Nevada	509	A
Connecticut (State of)	502	A
Industry Public Facilities Authority, California	495	BBB+
Utah Transit Authority (Sales Tax)	495	AA+
California (State of) Department of Water Resources - Electric Power Revenue	493	AA-
Miami-Dade County School Board, Florida	491	A
District of Columbia Water and Sewer Authority Public Utility Bonds	474	A+
Yankee Stadium LLC New York City Industrial Development Authority	459	BBB-
Total top 50 U.S. public finance exposures	$47,812

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2017
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$800	AA	N/A
Private US Insurance Securitization	500	AA	N/A
SLM Private Credit Student Trust 2007-A	500	A+	18.2%
LIICA Holdings, LLC	475	AA	N/A
SLM Private Credit Student Loan Trust 2006-C	343	A+	26.9%
Synthetic Investment Grade Pooled Corporate CDO	289	AAA	30.3%
Private US Insurance Securitization	250	AA	N/A
Option One 2007-FXD2	223	CCC	0.0%
Timberlake Financial, LLC Floating Insured Notes	198	BBB-	N/A
Synthetic Investment Grade Pooled Corporate CDO	173	AAA	27.6%
Countrywide HELOC 2006-I	170	B	0.0%
Soundview 2007-WMC1	164	CCC	—%
Cent CDO 12 Limited	146	AAA	34.3%
Nomura Asset Accept. Corp. 2007-1	146	CCC	0.0%
Access Group Private Student Loan Series 2007-A	145	A-	26.7%
CWALT Alternative Loan Trust 2007-HY9	144	A	0.0%
CWABS 2007-4	139	A+	0.0%
MABS 2007-NCW	134	CCC	0.0%
ALESCO Preferred Funding XIII, Ltd.	128	AA	53.2%
Trapeza CDO XI	117	A-	51.5%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	21.6%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	82.6%
Structured Asset Investment Loan Trust 2006-1	111	AAA	10.4%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	50.3%
New Century Home Equity Loan Trust 2006-1	111	AAA	10.3%
Taberna Preferred Funding II, Ltd.	109	BB	44.6%
New Century 2005-A	106	CCC	4.6%
ALESCO Preferred Funding XI	105	AA	52.7%
National Collegiate Trust Series 2005-GT3 Grantor Trust Certificates	104	BBB	7.8%
Countrywide 2007-13	103	AA-	20.1%
Countrywide Home Equity Loan Trust 2007-D	101	CCC	0.0%
ALESCO Preferred Funding XII, Ltd.	94	A-	46.1%
Countrywide HELOC 2007-A	92	CCC	0.2%
Countrywide HELOC 2007-B	91	B	0.0%
Trapeza CDO X, Ltd.	91	AA	55.2%
Countrywide HELOC 2006-F	90	CCC	0.0%
Private Other Structured Finance Transaction	88	AAA	N/A
Preferred Term Securities XXIV, Ltd.	88	AA-	46.8%
Countrywide Home Equity Loan Trust 2005-J	87	CCC	0.0%
IMPAC CMB Trust Series 2007-A	86	AAA	10.5%
Countrywide HELOC 2005-D	85	CCC	0.0%
Ballantyne Re Plc	85	CC	N/A
First Franklin Mortgage Loan ABS 2005-FF12	80	AAA	82.6%
Specialty Underwriting & Residential Fin 06-BC1	78	AAA	79.1%
Attentus CDO I Limited	75	A	58.3%
NRG Peaker	73	AA	N/A
IndyMac 2007-H1 HELOC	72	CCC	—%
Soundview (Delta) 2008-1	71	CCC	0.0%
Alesco Preferred Funding XVI, Ltd.	70	BB	24.7%
Merrill Lynch Mortgage Investors 2006-HE1	68	AAA	83.4%
Total top 50 U.S. structured finance exposures	$7,931

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2017
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,533	A-
Hydro-Quebec, Province of Quebec	Canada	2,118	A+
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,780	BBB+
Thames Water Utility Finance PLC	United Kingdom	1,489	A-
Anglian Water Services Financing	United Kingdom	1,435	A-
Dwr Cymru Financing Limited	United Kingdom	1,419	A-
British Broadcasting Corporation	United Kingdom	958	A+
National Grid Gas PLC	United Kingdom	951	BBB+
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	941	AAA
Aspire Defence Finance plc	United Kingdom	920	BBB+
Channel Link Enterprises Finance PLC	United Kingdom, France	888	BBB
Capital Hospitals (Barts)	United Kingdom	735	BBB-
Sydney Airport Finance Company	Australia	694	BBB
Verdun Participations 2 S.A.S.	France	669	BBB-
Southern Gas Networks PLC	United Kingdom	654	BBB
Envestra Limited	Australia	646	BBB+
InspirED Education (South Lanarkshire) plc	United Kingdom	645	BBB-
Campania Region - Healthcare receivable	Italy	639	BBB-
Reliance Rail Finance Pty. Limited	Australia	567	BB
Coventry & Rugby Hospital Company	United Kingdom	566	BB+
NATS (En Route) PLC	United Kingdom	543	A
Derby Healthcare PLC	United Kingdom	542	BBB
International Infrastructure Pool	United Kingdom	518	AAA
International Infrastructure Pool	United Kingdom	518	AAA
International Infrastructure Pool	United Kingdom	518	AAA
Total top 25 non-U.S. exposures		$23,886

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2017
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC¹	$1,525
Specialized Loan Servicing, LLC	1,394
Bank of America, N.A.²	962
Wells Fargo Bank NA	452
JPMorgan Chase Bank	207
Select Portfolio Servicing, Inc.	183
Ditech Financial LLC	62
Banco Popular de Puerto Rico	59
Carrington Mortgage Services, LLC	51
Citicorp Mortgage Securities, Inc.	33
Total top 10 U.S. residential mortgage servicer exposures	$4,928

1) Includes GMAC Mortgage LLC, Residential Funding Company LLC and Homeward Residential Inc.

2)	Includes Countrywide Home Loans, Inc.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$440	AA-	WA
Children's National Medical Center, District of Columbia	405	A-	DC
CHRISTUS Health	338	A-	TX
Methodist Healthcare	328	A+	TN
Bon Secours Health System Obligated Group	315	A-	MD
Dignity Health, California	285	A-	CA
Mercy Health (f/k/a Catholic Health Partners)	268	A	OH
Palmetto Health Alliance, South Carolina	267	BBB+	SC
Asante Health System	259	A+	OR
Carolina HealthCare System	237	AA-	NC
Total top 10 U.S. healthcare exposures	$3,142

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended September 30, 2017

	Net Expected Loss to be Paid (Recovered) as of June 30, 2017	Economic Loss Development During 3Q-17	(Paid) Recovered Losses During 3Q-17	Net Expected Loss to be Paid (Recovered) as of September 30, 2017
Public Finance:
U.S. public finance	$1,044	$229	$(227)	$1,046
Non-U.S public finance	42	0	5	47
Public Finance	1,086	229	(222)	1,093

Structured Finance:
U.S. RMBS (2)	182	(19)	13	176
Triple-X life insurance transactions	(4)	(1)	(2)	(7)
Other structured finance	33	(5)	2	30
Structured Finance	211	(25)	13	199
Total	$1,297	$204	$(209)	$1,292

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Nine Months Ended September 30, 2017

	Net Expected Loss to be Paid (Recovered) as of December 31, 2016	Net Expected Loss to be Paid (Recovered) on MBIA UK as of January 10, 2017	Economic Loss Development During 2017	(Paid) Recovered Losses During 2017	Net Expected Loss to be Paid (Recovered) as of September 30, 2017
Public Finance:
U.S. public finance	$871	$—	$431	$(256)	$1,046
Non-U.S public finance	33	13	(4)	5	47
Public Finance	904	13	427	(251)	1,093

Structured Finance:
U.S. RMBS (2)	206	—	(70)	40	176
Triple-X life insurance transactions	54	—	(56)	(5)	(7)
Other structured finance	34	8	(3)	(9)	30
Structured Finance	294	8	(129)	26	199
Total	$1,198	$21	$298	$(225)	$1,292

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) payable of $6 million as of December 31, 2016, $6 million as of June 30, 2017 and $3 million as of September 30, 2017.

Assured Guaranty Ltd.
Loss Measures
As of September 30, 2017
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	3Q-17 Loss and LAE	3Q-17 Loss and LAE included in Operating Income (1)	3Q-17 Effect of FG VIE Consolidation (2)	2017 Loss and LAE	2017 Loss and LAE included in Operating Income (1)	2017 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$7,334	$233	$235	$—	$424	$426	$—
Non-U.S public finance	2,281	0	0	—	(3)	(3)	—
Public finance	9,615	233	235	—	421	423	—
Structured finance:
U.S. RMBS	2,869	(5)	(7)	(1)	(19)	(38)	(5)
Triple-X life insurance transactions	85	(2)	(1)	—	(48)	(54)	—
Other structured finance	657	(3)	(3)	—	0	(2)	—
Structured finance	3,611	(10)	(11)	(1)	(67)	(94)	(5)
Total	$13,226	$223	$224	$(1)	$354	$329	$(5)

1)	Operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2017		Year Ended December 31,
			2016		2015		2014		2013
GAAP Summary Income Statement Data
Net earned premiums	$512		$864		$766		$570		$752
Net investment income	322		408		423		403		393
Realized gains and other settlements on credit derivatives	19		29		(18)		23		(42)
Total expenses	623		660		776		463		466
Income (loss) before income taxes	835		1,017		1,431		1,531		1,142
Net income (loss)	678		881		1,056		1,088		808
Net income (loss) per diluted share	5.48		6.56		7.08		6.26		4.30

GAAP Summary Balance Sheet Data
Total investments and cash	$11,663		$11,103		$11,358		$11,459		$10,969
Total assets	14,649		14,151		14,544		14,919		16,285
Unearned premium reserve	3,597		3,511		3,996		4,261		4,595
Loss and LAE reserve	1,326		1,127		1,067		799		592
Long-term debt	1,292		1,306		1,300		1,297		814
Shareholders’ equity	6,878		6,504		6,063		5,758		5,115
Shareholders’ equity per share	58.32		50.82		43.96		36.37		28.07

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$416,724		$437,535		$536,341		$609,622		$690,535
Gross debt service outstanding (end of period)	425,004		455,000		559,470		646,722		737,380
Net par outstanding (end of period)	275,767		296,318		358,571		403,729		459,107
Gross par outstanding (end of period)	280,578		307,474		373,192		426,705		487,895

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$388,471		$401,004		$502,331		$583,598		$663,797
Gross debt service outstanding (end of period)	396,475		417,072		524,104		619,475		709,000
Net par outstanding (end of period)	249,468		262,468		327,306		379,714		434,597
Gross par outstanding (end of period)	254,022		272,286		340,662		401,552		461,845

Claims-paying resources
Policyholders' surplus	$5,092		$5,036		$4,550		$4,142		$3,202
Contingency reserve	2,173		2,008		2,263		2,330		2,934
Qualified statutory capital	7,265		7,044		6,813		6,472		6,136
Unearned premium reserve	2,743		2,509		3,045		3,299		3,545
Loss and LAE reserves	998		888		1,043		852		773
Total policyholders' surplus and reserves	11,006		10,441		10,901		10,623		10,454
Present value of installment premium	466		500		645		716		858
CCS and standby line of credit	400		400		400		400		400
Excess of loss reinsurance facility	360		360		360		450		435
Total claims-paying resources	$12,232		$11,701		$12,306		$12,189		$12,147

Ratios:
Net par outstanding to qualified statutory capital	34	:1	37	:1	48	:1	59	:1	71	:1
Capital ratio(2)	53	:1	57	:1	74	:1	90	:1	108	:1
Financial resources ratio(2)	32	:1	34	:1	41	:1	48	:1	55	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$19,565		$25,423		$25,832		$20,804		$15,559
Public finance - non-U.S.	2,632		848		2,054		233		674
Structured finance - U.S.	243		1,143		355		423		297
Structured finance - non-U.S.	155		30		69		387		—
Total gross debt service written	$22,595		$27,444		$28,310		$21,847		$16,530

Net debt service written	$22,570		$27,444		$28,310		$21,847		$16,497
Net par written	13,209		17,854		17,336		13,171		9,331
Gross par written	13,248		17,854		17,336		13,171		9,350
1) Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013
Total GWP	$235	$154	$181	$104	$123
Less: Installment GWP and other GAAP adjustments (2)	90	(10)	55	(22)	8
Upfront GWP	145	164	126	126	115
Plus: Installment premium PVP	67	50	53	42	26
Total PVP	$212	$214	$179	$168	$141

PVP:
Public finance - U.S.	$137	$161	$124	$128	$116
Public finance - non-U.S.	58	25	27	7	18
Structured finance - U.S.	5	27	22	24	7
Structured finance - non-U.S.	12	1	6	9	—
Total PVP	$212	$214	$179	$168	$141

Operating income (non-GAAP) reconciliation:
Net income (loss)	$678	$881	$1,056	$1,088	$808
Less pre-tax adjustments:
Realized gains (losses) on investments	54	(30)	(27)	(56)	56
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	60	36	505	687	(49)
Fair value gains (losses) on CCS	(4)	0	27	(11)	10
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	49	(33)	(15)	(21)	(1)
Total pre-tax adjustments	159	(27)	490	599	16
Less tax effect on pre-tax adjustments	(51)	13	(144)	(158)	(9)
Operating income (non-GAAP)	$570	$895	$710	$647	$801

Gain (loss) related to FG VIE consolidation included in operating income (net of tax provision of $5, $7, $4, $84, and $102)	$9	$12	$11	$156	$192

Operating income per diluted share (non-GAAP) reconciliation:
Net income (loss) per diluted share	$5.48	$6.56	$7.08	$6.26	$4.30
Less pre-tax adjustments:
Realized gains (losses) on investments	0.43	(0.23)	(0.18)	(0.32)	0.30
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.49	0.27	3.39	3.95	(0.26)
Fair value gains (losses) on CCS	(0.03)	0.00	0.18	(0.06)	0.05
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.39	(0.25)	(0.10)	(0.12)	(0.01)
Total pre-tax adjustments	1.28	(0.21)	3.29	3.45	0.08
Less tax effect on pre-tax adjustments	(0.42)	0.09	(0.97)	(0.92)	(0.06)
Operating income per diluted share (non-GAAP)	$4.62	$6.68	$4.76	$3.73	$4.28

Gain (loss) related to FG VIE consolidation included in operating income per diluted share	$0.08	$0.10	$0.07	$0.90	$1.03

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2017	As of December 31,
		2016	2015	2014	2013
Adjusted book value reconciliation:
Shareholders' equity	$6,878	$6,504	$6,063	$5,758	$5,115
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(129)	(189)	(241)	(741)	(1,447)
Fair value gains (losses) on CCS	58	62	62	35	46
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	506	316	373	523	236
Less taxes	(147)	(71)	(56)	45	306
Non-GAAP operating shareholders' equity	6,590	6,386	5,925	5,896	5,974
Pre-tax adjustments:
Less: Deferred acquisition costs	106	106	114	121	124
Plus: Net present value of estimated net future revenue	144	136	169	159	214
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,091	2,922	3,384	3,461	3,791
Plus taxes	(899)	(832)	(968)	(960)	(1,070)
Non-GAAP adjusted book value	$8,820	$8,506	$8,396	$8,435	$8,785

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(1), $4, $11, $20, and $103)	$3	$(7)	$(21)	$(37)	$(190)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $7, $12, $22, $33, and $134)	$(13)	$(24)	$(43)	$(60)	$(248)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$58.32	$50.82	$43.96	$36.37	$28.07
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.09)	(1.48)	(1.75)	(4.68)	(7.94)
Fair value gains (losses) on CCS	0.49	0.48	0.45	0.22	0.25
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.29	2.47	2.71	3.30	1.29
Less taxes	(1.24)	(0.54)	(0.41)	0.29	1.68
Non-GAAP operating shareholders' equity per share	55.87	49.89	42.96	37.24	32.79
Pre-tax adjustments:
Less: Deferred acquisition costs	0.89	0.83	0.83	0.76	0.68
Plus: Net present value of estimated net future revenue	1.22	1.07	1.23	1.00	1.17
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	26.21	22.83	24.53	21.86	20.81
Plus taxes	(7.63)	(6.50)	(7.02)	(6.07)	(5.87)
Non-GAAP adjusted book value per share	$74.78	$66.46	$60.87	$53.27	$48.22

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.01	$(0.06)	$(0.15)	$(0.24)	$(1.04)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.11)	$(0.18)	$(0.31)	$(0.39)	$(1.36)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2016.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which include excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of Assured Guaranty.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. Assured Guaranty believes its presentation of non-GAAP financial measures, along with the effect on those measures of consolidating FG VIEs (FG VIE consolidation), provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain variable interest entities (VIEs) that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Therefore, the Company had previously removed the effect of FG VIE consolidation in its calculation of its non-GAAP financial measures. However, since fourth quarter 2016, based on the SEC's May 2016 compliance and disclosure interpretations, the Company no longer removes the effect of FG VIE consolidation from its publicly disclosed non-GAAP financial measures. This change affects the Company's calculation of operating income (non-GAAP), operating ROE, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation. The prior-year quarterly non-GAAP financial measures have been updated to reflect the revised calculation.

Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented within this financial supplement.

Operating Income (non-GAAP): Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Adjusted Book Value: Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Operating Return on Equity (Operating ROE):Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for non-financial guaranty insurance contracts. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com